Exhibit 10.1 FACILITY AGREEMENT This Facility Agreement (the “Facility Agreement”) is entered into as of February 2, 2023 (the “Execution Date”) and effective as of April 1, 2023 (the “Effective Date”) between the following parties: UNIVERSITY HEALTH NETWORK An Ontario not-for-profit corporation incorporated under the University Health Network Act, 1997, having a business office at 101 College Street, Suite 150, Heritage Building, MaRS Centre, Toronto, Ontario M5G 1L7 Canada (“UHN”) - and - POINT BIOPHARMA CORP. An Ontario corporation with a principal place of business at 22 St. Clair Avenue East, Suite 1201, Toronto, Ontario, M4T 2S3, Canada (“POINT”) (Each a “Party” and collectively the “Parties”) BACKGROUND 1. UHN is a not-for-profit healthcare network that is a leader in patient care and research which is driven by its internationally recognized hospital sites, including Toronto General Hospital, Toronto Western Hospital and Princess Margaret Hospital. UHN has established some of the world’s most active clinical trials, nuclear medicine and imaging programs. UHN previously secured funding in 2011 and designed and built a translational cyclotron facility, with GMP capabilities, in Toronto General Hospital to advance radiopharmaceuticals. The Facility has been operated through a joint venture with the Centre for Probe Development and Commercialization (“CPDC”). This joint venture is being terminated and UHN has pursued other partnership models to continue to advance UHN’s mission of excellence in targeted radiotherapy and molecular imaging, also known as theranostics. 2. POINT, together with its consolidated affiliates and subsidiaries, is a globally focused targeted radiotherapy company that has built a platform for the clinical development and commercialization of radioligands that fight cancer (the “POINT Business”). POINT has a pipeline of product candidates and early-stage development programs, in-house manufacturing capabilities, and a secured supply for rare medical isotopes like Actinium- 225 ("225Ac") and Lutetium-177 ("177Lu"). POINT management brings decades of combined experience in clinical development and manufacturing to advance novel products. 3. UHN owns and operates certain facilities associated with the Toronto General Hospital (Peter Munk Cardiac Centre) located at 200 Elizabeth Street, Level 0B (Cyclotron-Radiochemistry Laboratory) in Toronto, Ontario, M5G 2C4 (the “Facility”, as further detailed in Schedule 1) to which the Parties wish for POINT to access, utilize and maintain for the development and production of radiopharmaceuticals for use in clinical trials and research. 4. UHN desires to work with POINT, and POINT desires to work with UHN, in order to utilize each other’s expertise, capabilities and capacity for clinical development, such as UHN’s radiochemistry and GMP infrastructure, including an existing cyclotron, and POINT’s R&D, GMP and clinical development capabilities and manufacturing infrastructure, to advance each other’s interests in theranostics.

2 5. The Parties wish to set out in this Facility Agreement their respective rights, duties and obligations concerning access to and operation of the Facility, including access to the Facility by employees of POINT. 6. UHN has agreed to provide access of this Facility to POINT as further detailed in Schedule 2 (as may be amended from time-to-time; the “Facility Terms of Use”), for the development, translation, manufacture, utilization and commercialization of radiopharmaceuticals, as further outlined in that Schedule 2 (the “Authorized Activities”). 7. The Parties also agree to collaborate through investigator initiated clinical trials using certain POINT clinical drug candidates, which POINT shall provide as set forth under the “Development Agreement No. 1”, as well as in the development and manufacturing of certain clinical imaging agents as set forth under the “Development Agreement No. 2”. AGREEMENT IN CONSIDERATION for the mutual promises, representations, covenants and agreements of the Parties made in this Facility Agreement, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the Parties agree as follows: ARTICLE 1 – INTERPRETATION 1.1 Defined Terms. For the purposes of this Facility Agreement, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings: a. “Applicable Laws” shall have the meaning set out in Section 5.1. b. "Development Agreement No. 1” is the agreement set forth in Schedule 4. c. "Development Agreement No. 2” is the agreement set forth in Schedule 5. d. “Facility” shall have the meaning set out in the Background paragraph 3 and Schedule 1 and additionally means the GMP facility designed, constructed and owned by UHN and to be operated by POINT. e. “Joint Committee” shall have the meaning set out in Section 3.1. f. “POINT Product” means any pre-clinical or clinical stage products which are proprietary to POINT. g. “POINT Business” shall have the meaning set out in Background paragraph 2. h. “Term” including the “Original Term” shall have the meaning set out in Section 12.1. i. “Visiting Scientist” shall have the meaning set out in Section 4.3. j. “Wind Down” shall have the meaning set out in Section 12.7. All other defined terms shall be as otherwise defined in the text of the Agreement.

3 ARTICLE 2 – SUPERCEDING THE TERM SHEET 2.1 Previous Term Sheet. The Parties agree that this Facility Agreement shall supersede the Term Sheet, and the Term Sheet shall be considered terminated, and each Party waives any notice of termination as required pursuant to the Term Sheet, in preference for the obligations pursuant to this Facility Agreement ARTICLE 3 – GOVERNANCE 3.1 Joint Committee. The Parties agree that while POINT shall be responsible for day-to-day activities and decision-making regarding the Facility, the general governance of the Facility will be exercised by the Parties through a “Joint Committee”. The Joint Committee shall be comprised of an equal number of members from each of UHN and POINT, but with at least three (3) members from UHN and three (3) members from POINT. The Joint Committee shall meet quarterly to review and determine the operations of the Facility and development and production priorities. UHN will nominate UHN’s Joint Committee members and POINT will nominate POINT’s Joint Committee members. Prior to the Effective Date, UHN and POINT are to agree on the initial composition of the Joint Committee, Facility team structure, information technology support, and compound production and development projects for year one (1) of the Term. 3.2 Roles and Responsibilities of the Joint Committee. The Joint Committee shall have the following roles and responsibilities with regards to general access to and operation of the facility: a. Review POINT’s activities to ensure it is fulfilling its obligations to UHN. Review UHN’s activities with respect to any renovation of the Facility as necessary for POINT to fulfill its obligations under this Facility Agreement. b. Approve purchase and installation of any major equipment (valued over $50,000 CAD) and material changes to existing major equipment and/or facility (including maintenance thereof). c. Consider development projects and review status as may be identified in additional agreements between the Parties. d. Review and approve service contracts for Facility equipment. e. Review production schedule (and projections) reports for utilization of the Facility as provided by POINT to the Joint Committee. f. Define such other roles, responsibilities and accountabilities in respect of itself, as the Parties may agree to from time-to-time, which are consistent with the scope, purpose, terms, conditions and decision-making authorities of this Facility Agreement. 3.3 Majority Rule and Escalation. The Joint Committee shall make decisions on a “majority rule” basis. Matters which cannot be agreed by the Joint Committee, or which are deadlocked, shall be escalated for resolution in accordance with Article 15 (Dispute Resolution). 3.4 Exceptions to Majority Rule and Escalation. Each of UHN or POINT shall independently have the following final decision-making authorities: a. POINT shall have final decision-making authority relating to the acceptance of, and conduct and timing, if accepted, of any studies that use POINT Products.

4 b. POINT shall have final decision-making authority relating to qualifications of Visiting Scientists to the Facility, particularly with respect to qualifications that might be required by Health Canada or other regulatory agencies. c. UHN to provide approval, as reasonable and timely, relating to material changes in connection with the Facility requested by POINT including business operations relating to access by third parties, equipment to be installed and other alterations to physical layout of the Facility. d. For any activities conducted at UHN, including clinical studies, applicable UHN institutional approval will be obtained and UHN policies will be followed, under UHN’s direction. ARTICLE 4 – FACILITY ACCESS AND PERSONNEL 4.1 Facility Access. UHN owns the Facility. The Facility will contain infrastructure and equipment to fulfill the purpose of this Facility Agreement and UHN will provide POINT access to the infrastructure and equipment contained within the Facility under terms set forth in this Facility Agreement. 4.2 Authorized Activities. UHN grants access to the Facility to POINT for the conduct of Authorized Activities as further detailed in Schedule 2 (as amended), subject to the further terms and provisions of this Facility Agreement. For purposes of certainty and clarity, the Parties agree that absent the express written consent of UHN, POINT activities at the Facility are restricted to the conduct of the Authorized Activities. Notwithstanding any term or provision of this Facility Agreement, in the event of an emergency as documented by written policy or guidelines, UHN may co-opt the Facility – resulting in UHN requiring POINT to temporarily vacate the premises. 4.3 Visiting Scientists. For the Term (as such is defined below), UHN will permit access to the Facility, such that the number of persons occupying the Facility does not exceed requirements under Applicable Laws, written policy or guidelines, of such POINT personnel as POINT designates (which excludes delegated UHN employees; collectively the “Visiting Scientist(s)”) to participate in the conduct of the Authorized Activities. Conduct will be under the supervision of POINT delegate and in coordination with UHN delegate. At UHN’s sole discretion, Visiting Scientist(s) may be required to execute a “Visiting Scientist Registration Form” (in the form attached as Schedule 3) in their personal capacity as a condition for access to the Facility. 4.4 UHN Obligation to POINT or Visiting Scientists. UHN shall have no responsibility or obligation to POINT and the Visiting Scientist(s) in any manner in respect of salary or other personal compensation and payments (which includes, without limitation, the provision of any benefits, insurance or payment of health care costs, payment of expenses) of the Visiting Scientist(s), or in respect of the payment or withholding of any taxes or other governmental or employment/work-related fees/premiums of, or associated with, the Visiting Scientist(s). POINT shall assume all liabilities and responsibilities for any fees, costs and expenses associated with occupational and workplace-related injuries and illness of the Visiting Scientist(s) employed by them respectively, including (without limitation) any healthcare costs of the Visiting Scientist(s) associated therewith. POINT shall reimburse UHN for all workplace-related governmental fees and costs (if any) associated with the Visiting Scientist(s) further to performance under this Facility Agreement or arising otherwise from access to Facility and from the conduct of the Authorized Activities. POINT shall require that the Visiting Scientist(s) employed by it shall (i) abide by all UHN site, operational, research and security policies in performing the Authorized Activities, or while otherwise utilizing UHN resources and/or attending UHN facilities, and (ii) participate and successfully complete any and all on-boarding, training, orientation and other work-related programs or activities mandated by UHN as a condition of access to the Facility or performance of the Authorized Activities. The access of Visiting Scientist(s) to UHN facilities (including the Facility), will be in UHN’s sole discretion and as such may be terminated by UHN in its sole discretion at any time without notice.

5 4.5 Third Party Personnel. “Third Party Personnel” means third party (specifically excluding UHN and POINT) employees, agents or contractors who will be accessing the Facility subject to a separate agreement with POINT, to conduct the Authorized Activities. Such Third Party Personnel will be considered Visiting Scientist(s) for the purposes of this Facility Agreement and as such POINT shall ensure that any approved Third Party Personnel will comply with the requirements of this Facility Agreement when accessing the Facility and POINT shall be responsible for any acts or omissions of such Third Party Personnel as if they were Visiting Scientists. Prior to POINT permitting Facility access to any Third Party Personnel, POINT shall notify UHN at least five (5) business days advance, and absent UHN objection, such approval for access shall be considered granted by UHN, subject to execution of the Visiting Scientist Registration Form. 4.6 Facility Personnel Transitioned from Previous Joint Venture. Subject to good faith efforts that include consideration of background and training and fit with POINT operations, POINT will offer to hire existing non-UHN Facility personnel as new employees of POINT. Exact terms of employment to be determined by POINT and in accordance with Applicable Law. Unless required by Applicable Law, any tenure or length of service such non-UHN Facility personnel may have from prior employment will not be carried over to employment with POINT, and each new employee’s original hire date will be April 1, 2023 (or later based on acceptance of any offer) with tenure related benefits calculated from this date and consistent with POINT’s policies. In any event, POINT will use good faith efforts to engage sufficient personnel required to support the operations as contemplated under this Facility Agreement by the Effective Date or as soon as practically possible thereafter. UHN, on its own behalf, and through its role in CanProbe, shall also use reasonable efforts to retain personnel designated by POINT for retention. Existing non-UHN Facility personnel to be hired into positions at POINT, which will be at least at the same level – position, salary, benefits – as the personnel’s level at the time of transition, with the exception of vacation benefits which will be aligned with POINT vacation benefit policies. 4.7 UHN Personnel at the Facility. UHN will delegate, with POINT’s approval, up to five (5) full-time equivalent (FTE) employees (but if less, then not less than the number of trained staff necessary) of UHN to POINT to support the Facility maintenance and operations, including trained cyclotron engineers and, as appropriate and if agreed by the Joint Committee, such other staff dedicated to research and development efforts with UHN faculty, renovation of the Facility, or transition of operational responsibilities to POINT. Such cyclotron engineers and other staff employed by UHN shall work in the Facility under POINT’s direction and alongside POINT personnel. POINT shall reimburse UHN for the cost of these FTEs as further detailed under Schedule 2 (Facility Terms of Use). Subject to this Section 4.7 (UHN Personnel at the Facility) and Section 9.3 (UHN Right to Inspection), UHN will not authorize access to the Facility to any other scientist designated by UHN whether UHN employees or third parties, without requiring further approval from the Joint Committee. 4.8 POINT shall assume liability arising from activities conducted by delegated UHN personnel at the Facility further to this Facility Agreement, with the exception of gross negligence or malfeasance of any kind (such as theft, sexual misconduct, etc.). POINT will abide and honour all reasonable UHN employment-related entitlements of delegated UHN personnel (e.g. vacation entitlements, statutory holidays, daily/weekly work hours, etc.). POINT shall have the right to require UHN to suspend access to the Facility of such UHN personnel and will work with UHN to provide documentation in support of any UHN required sanctions. POINT shall assume all liabilities arising from its access to, and use of, the UHN facilities, including (without limitation) the conduct of the Authorized Activities and the further use and exploitation of any matter arising or consequential thereto (including, without limitation, intellectual property associated therewith), and any other activity conducted by the Visiting Scientist(s) at UHN. Without limiting the immediately preceding sentence, POINT hereby expressly waives and releases UHN from any claims and liabilities arising from injury to POINT’s personnel (which includes the Visiting Scientist(s)), or loss or damage to personal property of POINT personnel (including Visiting Scientist(s)) while on UHN facilities, except to the extent that such were caused by UHN’s gross negligence, willful misconduct or material breach of this Facility Agreement.

6 ARTICLE 5 – OPERATION OF THE FACILITY 5.1 Applicable Laws. The Parties shall each perform their obligations within the Facility in accordance with all applicable Canadian federal and provincial legislation, regulations and ordinances (“Applicable Laws”). 5.2 POINT Obligations. POINT, utilizing commercially reasonable efforts and with appropriate cooperation from UHN, shall take on the following obligations for the Term as pertaining to drug manufacturing and drug use at the Facility: a. Drug Establishment License (“DEL”) – Although UHN shall be responsible for holding DEL (as per below); POINT will ensure maintenance of the Facility to ensure compliance with DEL on behalf of UHN, including as relates to obligations regarding Notice of Compliance under C.08.004(1)(a). b. Quality Management System (“QMS”) – POINT shall be responsible for supporting and enabling the transition of the QMS system for the Facility to POINT’s in-house QMS to manage compliance with GMP activities and for the maintenance of the in-house QMS until the transition is completed. 5.3 UHN Obligations. UHN, utilizing commercially reasonable efforts and with appropriate cooperation from POINT, shall take on the following obligations for the Term as pertaining to drug manufacturing and drug use at the Facility: a. By the Effective Date, UHN will provide the Facility substantially free of any radioactive waste that has decayed sufficiently that it can be transferred away from the Facility and/or any associated nuclear waste handling site; and thereafter will provide for timely disposal of radioactive waste generated from the Facility. b. CanProbe QMS – UHN to support transition to POINT QMS by POINT. c. Nuclear Licensing – At UHN’s cost, obtain, amend and maintain Canadian Nuclear Safety Licenses and associated radiation safety programs at the Facility, including associated infrastructure, equipment and radioactive waste disposal to ensure that POINT is able to fulfill its corporate mandates and obligations to UHN. d. Document retention, archiving and availability to POINT. UHN shall make reasonable efforts to take all necessary steps to retain and make available to POINT any and all documentation (hardcopy and electronic), with appropriate archival, as might be required by a regulatory agency for clinical trials that had utilized materials generated at the Facility, as well as might be necessary for continuing operation of Facility in case of an inspection by Health Canada or other regulatory/governmental agency. Such documents shall include, but not be limited to: employee training records; any executed records associated with GMP activities – some examples being method validations, process validations and clinical supply executed documents (i.e. MBRs, controlled forms, executed certificates of analysis, etc.); all executed documents associated with their quality system – some examples being non-conformances, lab investigations, change controls and CAPAs; all box.com folders associated with Health Canada, CNSC audits, or any other audits; audit reports; audit responses; all regulatory documents associated with products in clinical supply; all Empower folders with raw data from HPLC, GC, and also any raw data folders from other equipment (i.e. iTLC); all raw data stored on CPDC’s box.com related to CanProbe; all information stored in CPDCs box.com folders for the CanProbe employees and programs.

7 5.4 Other Licenses and Certifications. In addition to the foregoing, POINT shall obtain, and keep in full force and effect, any other licenses, certifications, approvals, registrations and any other matter/documentation required in law or otherwise for POINT to operate the Facility for Point Business carried out there. 5.5 Facility Staff Training and Compliance. POINT shall ensure that all Visiting Scientists accessing the Facility receive the appropriate training as required to operate the Facility. POINT shall further ensure that the Facility staff adhere to all Applicable Laws in all material respects. 5.6 Staffing/POINT Personnel. Except as provided elsewhere in this Facility Agreement, unless otherwise explicitly agreed to in writing by the Parties, all Facility staff shall be employees or contractors of POINT and as such nothing in this Facility Agreement shall create any employment or agency relationship between UHN and the POINT Facility staff. UHN shall have no responsibility or obligation to POINT in respect of POINT Facility staff salary or other personal compensation (e.g. benefits, insurance etc.) or in respect of the payment or withholding of any taxes or other governmental or employment/work-related fees/premiums of, or associated with, the POINT Facility staff (e.g. workplace insurance or worker’s compensation fees/premiums). 5.7 POINT Research. POINT shall have the right to use the Facility for its research and development activities in connection with the POINT Business, including without limitation the POINT Products, so long as permitted by the applicable governmental licenses governing the operation of the Facility of which POINT has been made aware. 5.8 Commercial Covenants. In the event of termination of this Facility Agreement for reasons other than material breach of this Facility Agreement by UHN, POINT shall give UHN an opportunity to offer employment to POINT staff working at the Facility who’s job function is directly related to product manufacturing activities (i.e., and not discovery and/or development activities, with an exception of up to three positions that are involved in the discovery and/or development activities and are employed at the Facility as of the Effective Date (positions equivalent to Manager – Radiochemistry Scientist, Senior Process Chemist, and Senior Analytical Chemist)). POINT shall also give UHN an opportunity to offer employment to such three staff). POINT shall not, without UHN’s prior written consent, solicit (hire for employment, or engage as a consultant directly or indirectly), any UHN personnel working at the Facility during Wind Down and for the twenty-four (24) month period thereafter. 5.9 Subcontracting. Prior to a Party subcontracting any material duty or obligation with respect to its obligations with respect to this Facility Agreement, such third-party subcontractor must be approved in writing by the other party, which approval shall not be unreasonably withheld, delayed or conditioned. ARTICLE 6 –EQUIPMENT AND INFRASTRUCTURE 6.1 Ownership. With the exception of computers, all existing infrastructure and equipment provided for use in operating the Facility as of the Effective Date shall remain the property of UHN, and shall only be used by Facility staff in connection with operating the Facility. The right of use shall lapse after expiry of the Agreement, and such infrastructure and equipment shall be returned to UHN upon expiration or early termination of the relationship pursuant to this Facility Agreement. Equipment or infrastructure purchased with UHN funds will remain the sole property of UHN. With respect to computer systems at the Facility, if owned by CPDC or CanProbe, UHN shall use commercially reasonable efforts to arrange for the transfer from those parties to POINT, along with the rights, title or licenses to software used on those systems. For clarity, the computer and servers owned by UHN, such as for example those controlling the cyclotron, will remain the property of UHN. 6.2 Damage to Equipment and Infrastructure. Subject to Section 6.3, and provided that the installed Facility equipment has been appropriately qualified, calibrated and maintained (i.e. installation and operational

8 qualification) and, including for normal wear and tear, POINT shall be responsible for payment of all costs associated with damages to equipment or to the Facility premises that are caused by the negligence or willful misconduct of POINT, or other Facility staff during the Term of this Facility Agreement. POINT shall not be responsible for costs associated with damages to equipment or to the Facility premises that occurred prior to the Effective Date. 6.3 Maintenance and Replacement. UHN shall, as the owner of certain equipment and infrastructure, contract directly with service providers who are responsible for the repair and maintenance of such Facility equipment and infrastructure. Service contracts for the Facility include service contract for cyclotron, preventive maintenance, annual maintenance, other service contracts, radiation safety costs, information technology (IT) costs (approximately $810,000 plus IT costs a year as of June 2022, but subject to change as required to maintain the Facility operational at a high level of reliability). POINT shall promptly reimburse UHN for all fees payable under such service contracts. POINT is responsible for ensuring all equipment is maintained in good order (reasonable wear and tear excepted). POINT shall pay service contracts for future equipment if mutually agreed to purchase. In the event that POINT purchases equipment for the Facility subject to Section 6.4, the Joint Committee will decide which Party will be responsible for contracting with service providers for repair and maintenance of such equipment. 6.4 New Equipment or Infrastructure. Subject only to approval by the Joint Committee when required, each Party may purchase new equipment (which shall include new or new replacements of existing equipment) or fund infrastructure upgrades for the Facility from time to time. Each Party shall own all rights, title and interest in any equipment purchased by that Party; except that in the case of POINT purchased equipment, UHN will have an opportunity to purchase at an amortized price in accordance with generally accepted accounting principles at the end of Term, or accept the equipment at no cost and in compliance with UHN policies, or request POINT to remove the equipment at POINT’s cost. In the event of earlier termination by POINT, UHN will be granted full ownership of such equipment through a donation, at no additional cost to UHN, in compliance with UHN policies, or UHN may request POINT to remove the equipment at POINT’s cost. POINT may, by mutual agreement, choose to fund renovations at the Facility. Any results of such renovations will belong to UHN. 6.5 Consumables. Unless otherwise agreed by the Parties, POINT shall engage with directly and pay all suppliers for consumables, such as materials required for development, production of products, or operation of the Facility. ARTICLE 7 – NATURE OF THE ARRANGEMENT/SERVICES/COSTS & FEES The Parties confirm that this is a fee for services and access arrangement. As such, all Services will be provided according to the terms and conditions as set out in this Facility Agreement. POINT will pay to UHN the costs, fees, payment obligations and other charges detailed in Schedule 2 in accordance with the terms therein. For clarity, the rights granted to POINT under this Facility Agreement are not intended to create a landlord and tenant relationship. This Facility Agreement does not create or transfer any interest in the Facility, the underlying lands, or any other real property of UHN to POINT. Notwithstanding any other provision of this Agreement, UHN’s obligations under this Facility Agreement will be subject to the availability of resources, its operational and administrative needs, and ensuring the safety and care of its patients. ARTICLE 8 – CONFIDENTIALITY 8.1 Confidential Information. “Confidential Information” means any confidential or proprietary information furnished by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with performance under this Facility Agreement including third party confidential information disclosed by

9 POINT to UHN (and vice versa). Confidential Information may include, without limitation, specifications, know-how, trade secrets, technical information, models, business information, inventions, discoveries, methods, procedures, formulae, protocols, techniques, data, and unpublished patent applications, whether disclosed in oral, written, graphic, or electronic form. 8.2 Obligations. For a period of five (5) years from the date of disclosure, the Party receiving Confidential Information (the “Receiving Party”) shall (i) maintain all Confidential Information in confidence, except that the Receiving Party may disclose or permit the disclosure of any Confidential Information to those of its directors, officers, employees, staff, agents, consultants and advisors on a “need to know” basis and who are obligated to maintain the confidential nature of Confidential Information; (ii) use all Confidential Information solely for the performance of its obligations and exercise of its rights under this Facility Agreement; and (iii) reproduce the Confidential Information only to the extent necessary for the performance of its obligations and exercise of its rights under this Facility Agreement, with all reproductions deemed Confidential Information of the Disclosing Party. 8.3 Exceptions. The obligations of the Receiving Party under this Article 8 do not apply to the extent that the Receiving Party can demonstrate through competent evidence that certain Confidential Information (i) was in its possession without an obligation of confidentiality or in the public domain prior to the time of its disclosure under this Facility Agreement; (ii) entered the public domain after the time of its disclosure under this Facility Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party; (iii) was independently developed or discovered by the Receiving Party or any of its Affiliates without use of the Confidential Information; or (iv) is or was disclosed to the Receiving Party or any of its Affiliates at any time, whether prior to or after the time of its disclosure under this Facility Agreement, by a third Party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality with respect to the Confidential Information. 8.4 Authorized Disclosure. Notwithstanding the obligations of the Receiving Party under this Article 8, a Receiving Party may disclose the Confidential Information of a Disclosing Party to the extent such disclosure is required by law or regulation, or pursuant to a valid order of a court or other governmental body having jurisdiction, provided that the Receiving Party provides the Disclosing Party with reasonable prior written notice of such disclosure and reasonable assistance in obtaining a protective order or confidential treatment preventing or limiting the disclosure and/or requiring that the Confidential Information so disclosed be used only for the purposes for which the law or regulation required, or for which the order was issued. Except for such legally required disclosure, and unless another provision of this Article 8 applies to such disclosed Confidential Information, a Receiving Party’s obligations of confidentiality and restrictions of use will continue in all other respects. 8.5 Ownership and Return. The Receiving Party acknowledges that the Disclosing Party (or any third party entrusting its information to the Disclosing Party) owns its Confidential Information in the possession of the Receiving Party. Upon the expiration or earlier termination of this Facility Agreement or otherwise at any time on the request of the Disclosing Party, the Receiving Party shall return to the Disclosing Party all originals, copies, and summaries of documents, and other tangible manifestations of Confidential Information in the possession or control of the Receiving Party, except that the Receiving Party may retain (i) one (1) copy of the Confidential Information in the possession of its legal counsel solely for the purposes of exercising its rights and obligations that survive the expiration or earlier termination of this Facility Agreement, and additionally for the monitoring of its obligations under this Facility Agreement, and (ii) any copies of the Confidential Information that are created in connection with the Receiving Party’s normal computer back-up processes that are not easily discoverable, provided that such back-up copies are not used for any other purpose. 8.6 Privacy. Visiting Scientists shall immediately notify UHN in writing upon inadvertently receiving or otherwise coming into possession of any personal health information/patient identifying information, as defined in the Personal Information Protection And Electronic Documents Act, S.C. 2000, c.5 (“PIPEDA”), and/or the

10 Personal Health Information Protection Act, 2004, S.O. 2004, c. 3 (“PHIPA”) (collectively “PHI”), in the course of the performance of the Authorized Activities or while otherwise in attendance at UHN facilities. Visiting Scientist shall maintain all such PHI in confidence and as such use reasonably appropriate safeguards (including, without limitation, with respect to encrypting identifying numbers, linking files, storing and retrieving files from secured locations) to prevent the unauthorized use or disclosure of any such PHI. Except as may be expressly permitted and required under this Agreement, Visiting Scientists shall not disclose any such PHI to POINT. Visiting Scientist shall return or securely destroy the PHI as directed by UHN. Notwithstanding any other term or provisions of this Agreement, the obligations of non-use and confidentiality in respect of PHI shall survive the expiration or earlier termination of this Agreement in perpetuity. ARTICLE 9 – RECORD RETENTION, AUDIT AND INSPECTION 9.1 Record Retention. POINT shall retain all documentation related to the operations of the Facility in accordance with the Applicable Laws or longer, if so reasonably directed by UHN for a legitimate business purpose in writing. Subject to its confidentially obligations to third parties, POINT shall cooperate with UHN and use reasonable efforts to provide UHN with reports and records and all other information as reasonably required by UHN in order for UHN to fulfill its reporting obligations to its executives and board or a governmental authority, but at a minimum shall provide UHN with an annual comprehensive financial report in respect of Facility operation. The obligations of this Section 9.1 shall survive expiration or termination as UHN may otherwise reasonably require (e.g. for financial auditing and/or reporting purposes. 9.2 Standard Operating Policies. POINT shall have, maintain, and make accessible to the Joint Committee at a regularly scheduled meeting of the Joint Committee, the operational policies that relate to the operation of the Facility. POINT shall provide the Joint Committee with a summary outlining any material modifications to POINT’s quality systems at the next meeting of the Joint Committee. 9.3 UHN Right to Inspection. UHN shall, at its sole discretion, and upon reasonable notice to POINT, have the right, subject to confidentiality obligations between POINT and third parties to (i) inspect the Facility and any operations of the Facility (including equipment), (ii) review the operational policies and documentation (e.g. permits, licenses) related to the operations of the Facility, and (iii) inspect and review any other document(s) or matter(s) pertaining to POINT’s management and oversight of the Facility operations (including, subject to confidentiality obligations between POINT and third parties, a right to examine and audit records (including financial), files and data for the purpose of confirming POINT’s compliance with the terms of this Facility Agreement, and to further ensure UHN’s compliance with third party contractual obligations relating to the Facility. Additionally, UHN operational departments may request a visit to the Facility with a shorter notice period to carry out inspection related to the operation of the Facility (for example as it relates to safety, electrical load, air flow, water supply). In case of an emergency (for example due to flood), UHN will have an unrestricted access to the Facility at any time. 9.4 Audits Conducted by External Third Parties. For the purpose of evaluating compliance with safety, quality and regulatory requirements, each Party shall comply with internationally acceptable guidelines for maintaining GMP compliance and other facility certifications through an accreditation process carried out by an external third-party authority/consultancy firm selected by the Joint Committee. 9.5 Requests by Regulatory Authorities. Upon request by any properly authorized officer or employee of any regulatory authority, POINT shall permit such officer or employee, at reasonable times, to interview key personnel, have access to, copy and verify such documents as may be requested by such regulatory authority. POINT shall notify UHN promptly upon receiving a request for such documents and shall, subject to third party confidentiality requirements, promptly provide UHN with a copy of any documents received from or provided to such regulatory authority. In the event that a regulatory citation or notice is issued which relates to POINT’s operation of the Facility, POINT shall notify UHN within five (5) business days from

11 POINT’s receipt of such citation or notice. POINT further agrees to provide UHN within five (5) business days of receipt of such regulatory citation or notice, a summary that includes an explanation of the issues identified by the regulatory authority and an explanation of POINT’s response. This provision shall survive the expiration or earlier termination of this Facility Agreement. ARTICLE 10 INDEMNIFICATION 10.1 POINT Indemnification. POINT shall indemnify, defend and save harmless UHN and its directors, officers, agents, contractors, employees, staff, and research and clinical trainees (“UHN Indemnitee(s)”), from and against all costs, losses, liabilities, damages and expenses (including reasonable attorneys’ fees, experts’ fees, and other costs of investigation or defense at any stage of the proceedings) (“Losses”), incurred by a UHN Indemnitee as a result of any claims or suits (brought in a Canadian court) brought by a third party (each a “Claim”) against an UHN Indemnitee, in respect of (i) the use and operations of the Facility carried out in a negligent manner or otherwise not in accordance with this Facility Agreement, (ii) the use and occupancy of the Facility premises in a negligent manner by POINT (including without limitation (x) injuries (including death) to persons in performance of this Facility Agreement, or (y) damage to tangible property, the Facility premises, when caused by agents or personnel of POINT or its clients), (iii) use or any other exploitation by POINT of the data, results, conclusions, and products derived therefrom, arising out of, or resulting from, the conduct of the Authorized Activities or otherwise arising further to this Facility Agreement, (iv) the negligence or willful misconduct in POINT fulfilling its obligations under this Facility Agreement; provided, that in no event shall POINT be responsible for any Claim to the extent arising out of or resulting from the negligence or willful misconduct of a UHN Indemnitee. 10.2 UHN Indemnification. UHN shall indemnify defend and save harmless POINT, its affiliates, and their respective directors, officers, members, managers, agents, contractors, employees, and staff (“POINT Indemnitees”) from and against all Losses incurred by a POINT Indemnitee as a result of any Claims arising out of or resulting from UHN’s negligence or willful misconduct in fulfilling its obligations under this Facility Agreement; provided, that in no event shall UHN be responsible for any Claim to the extent caused by negligence or willful misconduct of POINT Indemnitees. 10.3 Indemnification Procedures. In the event of any Claim against any POINT Indemnitee or UHN Indemnitee (individually, an “Indemnitee”), the Indemnitee will promptly notify the other Party in writing of the Claim and the indemnifying Party will manage and control, at its sole expense, the defense of the Claim and any settlement thereof. The Indemnitee will cooperate with the indemnifying Party and may, at its option and expense, be represented in any such action or proceeding at its sole cost and expense. The indemnifying Party will not be liable for any settlements, litigation costs, or expenses incurred by any Indemnitee without the indemnifying Party’s prior written authorization. Notwithstanding any other provision of this Article 10 to the contrary, no Indemnitee under this Facility Agreement will be required to waive a conflict of interest under any applicable rules of professional ethics or responsibility if such waiver would be required for a single law firm to defend both the indemnifying Party and one or more Indemnitees. In such case, the indemnifying Party will provide a defense of the affected Indemnitees through a separate law firm reasonably acceptable to the affected Indemnitees at the indemnifying Party’s expense. Except with the approval of an Indemnitee, which approval will not be unreasonably withheld or delayed, the indemnifying Party will not consent to entry of any judgment or enter into any settlement that would admit any wrongdoing by, or result in injunctive or other relief being imposed against, an Indemnitee. 10.4 LIMITATION OF LIABILITY. EXCEPT FOR EACH PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTIONS 10.1 and 10.2 AND DAMAGES AND LIABILITIES ARISING OUT OF A BREACH OF A PARTY’S CONFIDENTIALITY OBLIGATIONS UNDER SECTION 8.2, IN NO EVENT WILL EITHER PARTY ITS DIRECTORS, OFFICERS, CONTRACTORS, EMPLOYEES OR AGENTS BE LIABLE FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THE PERFORMANCE OF THIS FACILITY AGREEMENT HOWSOEVER CAUSED INCLUDING, WITHOUT LIMITATION OF THE FOREGOING, ANY BUSINESS OR ECONOMIC LOSS WHATSOEVER REGARDLESS OF THE FORM OF ACTION (WHETHER IN CONTRACT OR

12 TORT OR A STATUTORY CLAIM) EVEN IF SUCH PARTY HAS BEEN ADVISED OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF SUCH LOSS. ARTICLE 11 – INSURANCE 11.1 POINT Insurance. POINT shall, at its own cost and expense, obtain and thereafter maintain in full force and effect adequate insurance for the conduct of the Authorized Activities and the operation of the Facility (including, without limitation, all workplace-related and liability insurances including but not limited to: general liability insurance, errors and omissions insurance. POINT shall ensure that UHN is named as an additional insured on such POINT general liability insurance policy. Promptly upon UHN’s written request, POINT shall furnish to UHN a certificate(s) of insurance and/or other reasonable assurances of the insurance required pursuant to this Facility Agreement. 11.2 UHN Insurance. UHN shall, at its own cost and expenses, obtain and thereafter maintain in full force and effect adequate insurance for the conduct of its activities at the Facility as would be customary for an academic research institution including but not limited to liability insurance in the amount not less than five million dollars ($5,000,000.00) per occurrence and errors and omissions insurance in an amount not less than five million dollars ($5,000,000.00) in the aggregate. ARTICLE 12 – TERM AND TERMINATION 12.1 Term. This Facility Agreement shall commence on the Effective Date and continue until April 1, 2028 (the “Original Term”), with an automatic two (2) year extension confirmed by mutual agreement of the Parties at least twenty-four (24) months prior to the Original Term, if both Parties are in compliance with this Facility Agreement, unless earlier terminated as provided for below or in Schedule 4 or in Schedule 5. The term can be extended for additional two (2) year terms by mutual written agreement of UHN and POINT (the Original Term and the sum of the extended terms collectively the “Term”). Each extension must be agreed upon in writing at least twenty-four (24) months prior to the Original Term or extended term in order to take effect. Additional details on the Term and illustrative examples provided under the Schedule 4, Schedule A (Timeline for POINT-UHN Deal). 12.2 Termination for Breach. If either Party fails to meet any of its material obligations under this Facility Agreement (inclusive of the Schedules attached hereto) and does not remedy these failures within ninety (90) days after receipt of notice of the failure from the other Party, or as soon as practically thereafter if 90 days is not reasonably sufficient, but in no event more than 120 days after receipt of notice or as otherwise determined by the non-breaching Party at its sole discretion, provided that throughout the period it continues to diligently pursue the remedy, and provides progress of the remedial activities to the other Party, and if after such extended period the failure to perform has not been remedied, then the non- breaching Party may terminate this Facility Agreement by giving the breaching Party written notice of termination, subject to the twelve (12) month Wind Down period. 12.3 Termination for Insolvency. Either Party may, in addition to any other remedies available to it under Applicable Law or in equity, terminate this Facility Agreement effective immediately upon written notice to the other Party, in the event (a) the other Party has made an assignment for the benefit of its creditors; (b) there has been appointed an administrator, trustee, or receiver for the other Party or for all or a substantial part of its property; or (c) any case or proceeding has been commenced or other action taken by or against the other Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, or other similar act or Applicable Law of any jurisdiction now or hereafter in effect, and any such event has continued for sixty (60) days without dismissal. 12.4 Termination for Frustration of Purpose. POINT may, on sixty (60) days written notice to UHN, and subject to the twelve (12) month Wind Down period, or other reasonable timeline as otherwise agreed to by the

13 Parties in writing, terminate this Facility Agreement if at any time during the Term the utilization of the Facility for POINT Business is materially restricted or curtailed due to (i) POINT’s inability to comply with UHN written policy or guidelines or changes to Applicable Law occurring after the Effective Date, or (ii) circumstances beyond POINT’s control. 12.5 Termination for Convenience. Either Party may terminate for convenience, without obligation or liability to the other Party, upon twelve (12) months written notice to the other Party; provided further, such notice may not be provided by UHN any earlier than the fourth anniversary of the Effective Date of this Facility Agreement. 12.6 Effect of Termination for Un-remedied Default or for Convenience. In the event that UHN terminates this Facility Agreement due to the un-remedied default of POINT, or POINT terminates for convenience, the Parties agree to work together to facilitate completion of existing projects, as more specifically addressed in Schedules 4 and 5. 12.7 Wind Down. During the last year of the Term including in the event of an earlier termination of this Facility Agreement by either Party or by mutual agreement, the agreement between the Parties is subject to a twelve (12) month wind down period (unless another timeline is otherwise agreed to by the Parties in writing) (“Wind Down”). POINT shall remain responsible for all reasonable operating costs incurred during the Wind Down, with the Parties cooperating to enable uninterrupted operation of the Facility during the transition period. 12.8 Obligations during Wind Down Each Party’s obligations remain during the Wind Down period, unless otherwise agreed upon in writing. Matters to be addressed by the Parties in good faith during the Wind Down include, but are not limited to, the following: a. Fulfilling surviving obligations beyond any surviving obligations as addressed otherwise in this Facility Agreement, ensuring outstanding contracts are either fulfilled, discharged, or assigned to the appropriate Party; b. Identifying ownership of equipment and intellectual property and ensuring access to the same to maintain operation of the Facility; c. UHN’s ongoing access to compounds committed by POINT (assuming POINT is still in the business of providing radiopharmaceuticals); d. Replacement of staff supporting the Facility including: operations, production, quality control and assurance, engineering, research and development, business development, regulatory, administration, IT, legal, human resources, and finance; e. UHN will have an option to continue business and to hire, or to arrange for an employment with another party, the team working at the Facility, with ability to give offer letters at least 6 months prior to termination date. f. Transition from the POINT QMS to UHN QMS or enter into an agreement for the retainment of POINT QMS as applicable for operationalization of the Facility either fully by UHN or with another partner; g. Ensuring effective transition of all regulatory matters that would remain with UHN; and h. Any other outstanding matters as may be identified by the Joint Committee. During the Wind Down, UHN permitted to disclose all confidential information relevant to the operation of the Facility and this Facility Agreement as required, but excluding information about POINT Products, to attract new partners, with no obligation to include POINT in the search for a new partner and negotiations. 12.9 Lump Sum Payment. In the event of earlier termination of this Facility Agreement by POINT, during the Original Term or extended term (for reasons other than frustration of purpose (Section 12.4)), or due to a material breach by POINT, then in addition to the obligations and cost of Wind Down, POINT will pay to UHN a lump sum sufficient to ensure additional twelve (12) months of operations in order to permit the Facility to re-establish itself under new circumstances, which shall include the amounts set forth under

14 Schedule 2, in addition to salaries of staff. This payable sum will include the cost POINT would have otherwise paid for an additional twelve (12) month use of the Facility under the Service and Facility Access Agreement (around $1.4M CAD in 2023), salaries of staff (around $2.2M CAD in 2022), service contracts and radiation safety costs (around $810K CAD in 2022), any additions to these costs to reflect the increase in out of pocket costs attributed to the growth of the operations and change in service prices and salaries between 2022 and the termination date, and any other reasonable out of pocket costs , as determined by the Joint Committee. In the event of termination by POINT due to frustration of purpose (Section 12.4) the Parties shall negotiate in good faith a new lump sum payment that is reasonable under the circumstances. 12.10 Survival. The Parties agree that Article 1 (Interpretation); Section 4.4 (UHN Obligation to POINT or Visiting Scientists); Section 4.5 (Third Party Personnel); Section 4.6 (Facility Personnel Transitioned from Previous Joint Venture); Section 4.8 (re: liability for delegated UHN personnel); Section 5.8 (Commercial Covenants); Article 6 (Equipment or Infrastructure); Article 7 (Nature of the Arrangement/Services/Costs & Fees re: payment obligations); Article 8 (Confidentiality); Section 9.1 (Record Retention); Article 10 (Indemnification); Article 11 (Insurance); Section 12.9 (Lump Sum Payment); Section 12.10 (Survival); Article 14 (Notices); Article 15 (Dispute Resolution); Article 16 (General) of this Facility Agreement shall survive the expiration or earlier termination of this Facility Agreement, for such time as specifically stated in a particular Article/Section/SubSection, or in the absence of such specification until such time as the Parties mutually agree to the release of the obligations (in whole or in part) contained therein. ARTICLE 13 – REPRESENTATIONS AND WARRANTIES 13.1 UHN represents and warrants to POINT as follows: a. UHN has the power to enter into this Facility Agreement and to perform its obligations, and that UHN has taken the necessary actions for the execution of this Facility Agreement to constitute a binding obligation enforceable against UHN. b. UHN shall perform the Services in a competent and diligent manner, and in accordance with best practices and industry standards followed by other comparable providers performing such similar work. c. UHN shall comply with all Applicable Laws, and maintain all licenses and certifications required by Applicable Laws for performance under this Facility Agreement, including without limitation for the provision of the Services. 13.2 Point represents and warrants to UHN as follows: a. POINT has the power to enter into this Facility Agreement and to perform its obligations, and that POINT has taken the necessary actions for the execution of this Facility Agreement to constitute a binding obligation enforceable against POINT. b. POINT shall conduct the Authorized Activities in a competent and diligent manner, and in accordance with best practices and industry standards. c. POINT shall comply with all Applicable Laws, and maintain all licenses and certifications required by Applicable Laws for performance under this Facility Agreement, including without limitation for the conduct of the Authorized Activities. d. POINT (which includes its Visiting Scientist(s)) shall comply with all UHN site, operational, research and security policies in performing the Authorized Activities, or while otherwise utilizing UHN resources and/or attending UHN facilities (including the Facility).

15 ARTICLE 14 – NOTICES 14.1 Notices. All notices required or permitted to be given under this Facility Agreement shall be in writing and may be effectively given if delivered personally, if sent by (i) prepaid, registered mail addressed as set forth below, or (ii) to the email addresses set forth below, with acknowledgement of receipt by the sender: If to UHN: Luke Brzozowski, PhD, Executive Director, Translational Research and Core Facilities University Health Network R. Fraser Elliott Building 190 Elizabeth Street, 5th Floor, Room 805 Toronto, ON M5G 2C4 If to POINT: POINT Biopharma Corp. 22 St. Clair Avenue East, Suite 1201 Toronto, Ontario, M4T 2S3, Canada Attention: Joe McCann, CEO Email: jmccann@pointbiopharma.com With a copy to: Attention: Matthew Vincent, SVP BD Email: mvincent@pointbiopharma.com Any such notice shall be deemed to have been given and received when actually received. Either Party may change its address for service from time to time by notice given in accordance with the foregoing. ARTICLE 15 – DISPUTE RESOLUTION 15.1 Best Efforts. The Parties agree to use commercially reasonable best efforts to resolve amicably among themselves any dispute arising out of this Facility Agreement. 15.2 Referral for Resolution. If the Parties are unable to resolve the dispute, the dispute shall be referred to Executive Vice President, Science & Research of UHN (or designate) and to the Chair of the Board of Directors of POINT (or designate) for their discussion and resolution. The Parties may agree to mediation of the dispute. 15.3 Arbitration. Any dispute which cannot be settled amicably between the Parties as provided in Sections 15.1 and 15.2 within a commercially reasonable time frame shall be submitted to arbitration, by an arbitrator to be mutually agreed upon by the Parties, in accordance with the provisions of the Arbitration Act, 1991, S.O. 1991, c.17, as amended from time to time. The arbitration will take place in the City of Toronto. . The notice from one Party to the other Party to refer a dispute to arbitration shall engage the tolling provisions of Section 15.4 below 15.4 Statute of Limitations. The Parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) are tolled or suspended while the dispute resolution procedures set forth in Sections 15.1 through 15.3 are pending. The Parties shall take any action(s) necessary to effectuate this result.

16 ARTICLE 16 – GENERAL 16.1 Entire Agreement. This Facility Agreement, along with the Schedules attached hereto, constitutes the entire Agreement between the Parties with respect to its subject matter and supersedes all prior agreements, negotiations and discussions (whether written or oral). There are no conditions, agreements, representations, warranties or other provisions relating to the subject matter of the Facility Agreement except as expressly provided for in the Facility Agreement. 16.2 Assignment. This Facility Agreement shall not be assignable by any Party, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, delayed or conditioned. 16.3 No Joint Venture. Each Party is and will remain at all times independent of each other. Except for the select matter(s) as may be explicitly dealt with in this Facility Agreement, the Parties are not and shall not be considered to be joint venturers, partners or agents of each other and neither of them shall have the power to bind or obligate the other except as set forth in this Facility Agreement. The Parties mutually covenant and agree that neither shall they, in any way, incur any contractual or other obligation in the name of the other, nor shall they have liability for any debts incurred by the other. No representation will be made or acts taken by any of the Parties which could establish any apparent relationship of agency, joint venture, partnership or employment. 16.4 Amendment; Waiver. No amendment, supplement or waiver of any provision of this Facility Agreement shall be binding on any Party unless consented to in writing by such Party. No waiver of any provision of this Facility Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided. Further, no failure or delay by any Party in exercising any right or remedy shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any right or remedy preclude its further exercise or the exercise of any other right or remedy. The Parties shall review and may update this Facility Agreement annually to reflect any material changes to the original arrangement. Any changes to this Facility Agreement have to be recommended by the Joint Committee and approved by the authorized representatives of the Parties in writing. 16.5 Governing Law. This Facility Agreement shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, and shall be treated as an Ontario contract. Each Party irrevocably and unconditionally submits to the non-exclusive jurisdiction the courts of Ontario and all courts competent to hear appeals therefrom in connection with any matters arising under this Facility Agreement. 16.6 General Assurances. Each of the Parties shall execute such additional agreements and documents, and take such further steps as may be reasonably requested by the other Party in order to give effect to this Facility Agreement. 16.7 Severability of Provisions. Each provision of this Facility Agreement is separate, severable and distinct. In the event that any provisions of this Facility Agreement are determined to be invalid or unenforceable by a court of competent jurisdiction in any particular jurisdiction, the remainder of the Agreement shall remain in full force and effect in said jurisdiction, and such determination shall not affect the validity or enforceability of said invalidated provision or the Agreement per se in any other jurisdiction. The Parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which shall most nearly approximate the intent of the Parties in entering this Facility Agreement. 16.8 Force Majeure. In the event that any one of the Parties is prevented from fulfilling any of its obligations herein by acts of God, war, terrorism, strikes, riots, storms, fires, governmental orders or restrictions or any

17 other cause beyond its reasonable control (each, a “Force Majeure Event”), the obligations of a Party, other than an obligation to make payments under this Facility Agreement, shall be suspended during the Force Majeure Event. 16.9 Counterparts. This Facility Agreement may be executed in counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Alternatively, the Parties may agree to the execution and exchange of this Facility Agreement as a single document in electronic format (i.e. “pdf”). 16.10 Sections and Headings. The division of this Facility Agreement into Articles, Sections and Subsections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Facility Agreement. Unless otherwise indicated, any reference herein to a particular Article, Section, Subsection or Schedule refers to the specified Article, Section or Subsection of or Schedule to this Facility Agreement. 16.11 Number, Gender and Persons. In this Facility Agreement, words importing the singular number shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities. 16.12 Including. Where the word “including” or “includes” is used in this Facility Agreement, it means “including (or includes) without limitation”. 16.13 Remedies Cumulative. Unless otherwise expressly stated herein, all rights and remedies of a Party under this Facility Agreement are in addition to such Party’s other rights and remedies and are cumulative, not alternative. 16.14 Currency. All monetary amounts in this Facility Agreement are in Canadian funds unless explicitly stated otherwise. 16.15 Publicity. Except as otherwise required by law, no Party shall, without the consent of the other Party, (i) use the name(s), logo(s), trade-mark(s) or trade-name(s) of such other Party in connection with any products, publicity, promotion, news release, advertising or similar public statements in respect of the POINT-UHN Agreements, and (ii) make any other public disclosure in respect of the POINT-UHN Agreements and their subject matter. Notwithstanding, UHN may disclose the general subject matter and monies received further to the POINT-UHN Agreements without any further consent of POINT. The Parties are signing this Facility Agreement so as to be effective as of the Effective Date. POINT BIOPHARMA CORP. By: /s/ Joe McCann Name: Joe McCann, PhD Title: Chief Executive Officer UNIVERSITY HEALTH NETWORK By: /s/ Brad Wouters Name: Bradly G Wouters, PhD Title: Executive Vice President, Science and Research

18 POINT Biopharma Inc. hereby unconditionally and irrevocably guarantees the prompt payment of all amounts due from, and performance of all obligations and the acceptance of all liabilities of, POINT Biopharma Corp. under and in accordance with this Facility Agreement. This guarantee shall enure to the benefit of and be binding upon the successors and permitted assigns of POINT Biopharma Inc. POINT BIOPHARMA INC. By: /s/ Joe McCann________ Name: Joe McCann, PhD Title: Chief Executive Officer List of omitted schedules Schedule 1 Facility Schedule 2 Facility Terms of Use Schedule 3 Visiting Scientist Registration Form Schedule 4 Development Agreement No. 1 Schedule 5 Development Agreement No. 2